Retail Information Memorandum
                                                 Preferred Stock
                                                 Tender Offer
                                                 Merrill Lynch & Co.

M. L. SOLE DEALER MANAGER                       ATTENTION:   Regional Managers
                                                Sales Managers
                                                Financial Consultants
                                                October 16, 1995

                          Offer to Purchase for Cash
                                     by
                             BOWATER INCORPORATED

              of Any and All of the Outstanding Depositary Shares,
                              Each Representing
             a One-Fourth Interest in a Share of its 8.40% Series C Cumulative Preferred Stock, Par Value $1.00 Per Share
                                     at
                               $27.875 Net Per
                              Depositary Share
                             (CUSIP #102183605)

       THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON NOVEMBER 15, 1995, UNLESS THE OFFER IS EXTENDED.

                              SUMMARY HIGHLIGHTS


(bullet) Holders of the Depositary Shares should be advised of the following: Bowater Incorporated will pay Merrill Lynch a fee for each Depositary Share of Series C Cumulative Preferred Stock validly tendered, accepted for payment and paid for pursuant to the Offer.

(bullet) The Company will pay to a Soliciting Dealer a solicitation fee of $0.375 per Depositary Share, or for any transaction equal to or exceeding 20,000 Depositary Shares, $0.25 per Depositary Share, for any Depositary Shares tendered, accepted for payment and paid for pursuant to the Offer.

(bullet) Bowater Incorporated ("Bowater" or the "Company") is offering to purchase any and all of the outstanding Depositary Shares (the "Depositary Shares"), each representing a one-fourth interest in a share of its 8.40% Series C Preferred Stock, par value $1.00 per share, liquidation preference $100 per share (the "Series C Cumulative Preferred Stock"), at $27.875 per Depositary Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 16, 1995 (the "Offer to Purchase") and in the related Letter of Transmittal (which, together with the Offer to Purchase, constitutes the "Offer").

(bullet) Holders of record as of September 11, 1995 of Depositary Shares tendered and purchased by the Company will be entitled to the regular quarterly cash dividend of $0.525 per Depositary Share to be paid by the Company on October 16, 1995, for the third quarter of 1995, but will not receive any additional accrued dividends with respect to the Depositary Shares tendered and purchased by the Company.

(bullet) The Company is making the Offer in order to reduce the high fixed cost obligations of the preferred stock dividends. The Series C Cumulative Preferred Stock has the highest dividend costs of any of the Company's preferred stock. The Offer will enable the Company to reduce its dividend requirements and annual administrative expenses. The Company believes that, given the current market price of the Depositary Shares, the Company's current financial condition (including its substantial current cash and cash equivalents position), and the relative benefits and disadvantages of repurchasing the Company's other series of preferred stock or public debt, the purchase of the Depositary Shares pursuant to the Offer is economically attractive to the Company. The Company believes the Offer is fair to holders of Depositary Shares. In making this determination, the Company considered the following factors: (a) the premium represented by the difference between the consideration offered to holders of the Depositary Shares and recent and historical trading prices of the Depositary Shares and that the Offer gives holders of the Depositary Shares the opportunity to sell their Depositary Shares at a 5.19% premium over the closing sales price of $26.50 per Depositary Share on October 13, 1995 (the last trading day prior to the announcement of the Offer); and (b) that the Offer will provide holders who are considering a sale of all or a portion of the Depositary Shares the opportunity to sell those Depositary Shares for cash without the usual transaction costs associated with open- market sales.

(bullet) Tendering holders of Depositary Shares will not be obligated to pay brokerage commissions, solicitation fees or, subject to the Instructions to the Letter of Transmittal, stock transfer taxes on the purchase of Depositary Shares by the Company.
          The Company will pay all charges and expenses of the Depositary, Information Agent, Dealer Manager and any Soliciting Dealer incurred in connection with the Offer.

(bullet) The purchase of Depositary Shares pursuant to the Offer will reduce the number of holders of Depositary Shares and the number of Depositary Shares that might otherwise trade publicly, and, depending upon the number of Depositary Shares so purchased, could adversely affect the liquidity and market value of the remaining Depositary Shares held by the public.

For Internal Use Only

This memorandum relates to a Tender Offer. It is merely a summary for informational purposes for Merrill Lynch personnel; it should be read with and is qualified in its entirety by the Offering Document(s). Under no circumstances may a copy of this report be shown, quoted or given to any member of the public. Under no circumstances is it to be used or considered as recommendation to buy or sell any security and is not to be used to solicit tenders of shares. All financial consultants should read the Offer to Purchase and the related Letter of Transmittal before discussing the Tender Offer with Shareholders.

                                SUMMARY

This summary is provided solely for the convenience of holders of Depositary Shares and is qualified in its entirety by reference to the full text and more specific details contained in the Offer to Purchase and the related Letter of Transmittal and any amendments or supplements hereto and thereto.

The Company................... Bowater Incorporated.

The Depositary Shares......... Depositary Shares, each representing a one-fourth interest in a share of its
                               8.40% Series C Cumulative Preferred
                               Stock, $1.00 par value, $100 liquidation preference, of the Company.

Listing....................... New York Stock Exchange ("NYSE")

Ticker........................ BOW Pr C (8.40% Series C Cumulative
                               Preferred Stock)

Number of Depositary
 Shares Sought................ Any and all of the 3,400,000 outstanding
                               Depositary Shares.

Purchase Price................ $27.875 per Depositary Share, net to the
                               seller in cash.

Expiration Date............... Wednesday, November 15, 1995 at 12:00
                               midnight, Eastern Time, unless the
                               Company shall have extended the period of time during which the Offer is open, in which event the Expiration Date shall be the latest time and date at which the Offer, as so extended by the Company, shall expire. Merrill Lynch will stop accepting orders on Tuesday, November 14, 1995 at 6:30 p.m., Eastern Time.

How to Tender Depositary
 Shares...................... See "Section 5. Procedure for Tendering
                              Depositary Shares" in the Offer to
                              Purchase. For further information, call the Information Agent or Merrill Lynch.

Withdrawal Rights............ Tendered Depositary Shares may be
                              withdrawn at any time on or prior to the Expiration Date of the Offer, and, if not yet accepted for payment by the Company, may also be withdrawn after 12:00 midnight, Eastern Time on December 11, 1995. See "Section 6. Withdrawal Rights" in the Offer to Purchase. Merrill Lynch will stop accepting withdrawal orders on Tuesday, November 14, 1995 at 6:30 p.m., Eastern Time.

Purpose of Offer............. The Company is making the Offer in order to reduce the high fixed cost obligations of the preferred stock dividends. The Company believes that, given its current financial condition (including its substantial current cash and cash equivalents position) and the current market price of the Depositary Shares, the purchase of the Depositary Shares pursuant to the Offer is economically attractive to the Company. The Offer gives holders of Depositary Shares the opportunity to sell their Depositary Shares at a premium over the market price prevailing prior to the announcement of the Offer and without the usual transaction costs associated with a market sale. See "Section 1. Purpose of the Offer; Certain Effects of the Offer; Plans of the Company after the Offer" in the Offer to Purchase.

Note: If during the account opening process, a shareholder had indicated his/her desire to be notified directly regarding any SEC actions, his/her name will appear on the non-objecting beneficial owners list. This list is provided to the Information Agent in connection with the tender. For this reason, some of your clients may be contacted by the Information Agent.

Market Price of Depositary
 Shares......................        High       Low
                               1994
                                Q1  $25.38    $23.38
                                Q2   23.50     22.00
                                Q3   23.75     22.00
                                Q4   23.50     20.50
                               1995
                                Q1  $25.00    $21.38
                                Q2   26.63     25.00
                                Q3   26.50     23.75
                                Q4   26.50     26.00
                                    (through October 13, 1995)

                               On Friday, October 13, 1995, the last
                               trading day prior to the commencement of the Offer, the closing price per Depositary Share on the NYSE Composite Tape was $26.50. Holders are urged to obtain a current market quotation for the Depositary Shares. See "Section 9. Price Range of the Depositary Shares; Dividends" in the Offer to Purchase.


Dividends..................... Holders of record as of September 11,
                               1995 of Depositary Shares tendered and
                               purchased by the Company will be entitled to the regular quarterly cash dividend of $0.525 per Depositary Share to be paid by the Company on October 16, 1995, for the third quarter of 1995, but will not receive any additional accrued dividends with respect to the Depositary Shares tendered and purchased by the Company.

Solicitation Fee.............. Not payable by holders.  The Company will pay to a Soliciting Dealer a solicitation fee of $0.375 per Depositary Share, or for any transaction equal to or exceeding 20,000 Depositary Shares, $0.25 per Depositary Share, for any Depositary Shares tendered, accepted for payment and paid for pursuant to the Offer. See "Section 14. Fees and Expenses" in the Offer to Purchase.

                               Holders of the Depositary Shares should
                               be advised of the following: Bowater
                               Incorporated will pay Merrill Lynch a fee for each Depositary Share of Series C Cumulative Preferred Stock validly tendered, accepted for payment and paid for pursuant to the Offer.

Stock Transfer Tax............ None, except as provided in Instruction 6 of the Letter of Transmittal.

Certain Federal Income Tax
 Consequences................. Sales of Depositary Shares by holders thereof pursuant to the Offer will be
                               taxable transactions for Federal income
                               tax purposes and may also be taxable
                               transactions under applicable state,
                               local, foreign and other tax laws.  The
                               Federal income tax consequences to a
                               holder of Depositary Shares may vary
                               depending upon the holder's particular
                               facts and circumstances.  Certain
                               additional federal income tax information is set forth in "Special Factors: Section
                               2. Certain Federal Income Tax
                               Consequences" in the Offer to Purchase,
                               but it is for general information only.
                               Each holder of Depositary Shares is urged to consult and rely on the holder's own tax advisor with respect to the tax consequences to the holder of tendering Depositary Shares pursuant to the Offer.

Payment Date.................. Promptly after the Expiration Date of the
                               Offer.

Further Information........... Additional copies of the Offer to
                               Purchase and the Letter of Transmittal
                               may be obtained by contacting Morrow &
                               Co., Inc., (800) 662-5200 (toll free) or
                               (212) 754-8000 (call collect).

                               Questions about the Offer should be
                               directed to Merrill Lynch at (212)
                               236-4565 (call collect).

                            INFORMATION SOURCES
Any questions or requests for assistance or for copies of the Offer to Purchase or Letter of Transmittal may be directed as follows:

                             Morrow & Co., Inc.
                            (Information Agent)
                             909 Third Avenue
                          New York, New York 10022
                         (800) 662-5200 (toll free)
                                     or
                        (212) 754-8000 (call collect)

Questions about the tender procedures should be directed to:

                             Merrill Lynch & Co.
                              250 Vesey Street
                             New York, NY 10281

                              Marketing Support
                        (212) 236-4565 (call collect)

Questions about the Offer should be directed to:

Eastern Sales Division   Western Sales Division   Central Sales Division
    (212) 449-5984           (212) 449-5981          (212) 449-5993

For current update, see:

                                 PRI XPNA-L

                                 THE COMPANY

Bowater Incorporated, headquartered in Greenville, South Carolina, is a major producer of wood fiber products. The Company is the largest manufacturer of newsprint in the United States and the second largest in North America. Bowater is also one of the largest U.S. producers of newsprint containing recycled fiber. Other important wood fiber products made by Bowater include coated papers, book papers, groundwood specialties and market pulp as well as virgin fiber and recycled directory paper. The Company's products are marketed worldwide.
Bowater owns and operates fully integrated manufacturing facilities in Catawba, South Carolina; Calhoun, Tennessee; Millinocket and East Millinocket, Maine; and Liverpool, Nova Scotia, Canada. Supporting these operations are 3.7 million acres of timberlands controlled by the Company.

                 CERTAIN FEDERAL INCOME TAX CONSEQUENCES

Sales of Depositary Shares by holders thereof pursuant to the Offer will be taxable transactions for Federal income tax purposes and may also be taxable transactions under applicable state, local, foreign and other tax laws. The Federal income tax consequences to a holder of Depositary Shares may vary depending upon the holder's particular facts and circumstances. See "Special Factors: Section 2. Certain Federal Income Tax Consequences" in the Offer to Purchase.

Each holder of Depositary Shares is urged to consult and rely on the holder's own tax advisor with respect to the tax consequences to the holder (including the applicability and effect of the constructive ownership rules and state, local and foreign tax laws) of tendering Depositary Shares pursuant to the Offer.

Holders of Depositary Shares are urged to consult their own tax advisors concerning the possible impact of the receipt of cash from the Company pursuant to the Offer on their obligation to make estimated tax payments.

                      PROCEDURES FOR TENDERING

Any holder of Depositary Shares desiring to tender all or any portion of such holder's Depositary Shares should either (i) complete the Letter of Transmittal in accordance with the instructions in the Letter of Transmittal, mail or deliver it and any other required documents to The Bank of New York (the "Depositary"), and either mail or deliver the depositary receipts evidencing such Depositary Shares to the Depositary along with the Letter of Transmittal or follow the procedure for book-entry transfer set forth in Section 5 of the Offer to Purchase, or (ii) request such holder's broker, dealer, commercial bank, trust company or nominee to effect the transaction for such holder. Holders of Depositary Shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such person if they desire to tender their Depositary Shares. Holders who wish to tender Depositary Shares and whose depositary receipts for such Depositary Shares are not immediately available should tender such Depositary Shares by following the procedures for guaranteed delivery set forth in
Section 5 of the Offer to Purchase.

Facsimile copies of the Letter of Transmittal, properly completed and duly executed, will be accepted. The Letter of Transmittal, depositary receipts for Depositary Shares and any other required documents should be sent or delivered by each holder of Depositary Shares or such holder's broker, dealer, commercial bank or trust company to the Depositary at one of its addresses set forth below.

                  The Depositary for the Offer is:

                       The Bank of New York

[CAPTION]

            By Mail:             By Facsimile Transmission:            By Hand or Overnight Courier:
     The Bank of New York      (for Eligible Institutions Only)             The Bank of New York
 Tender & Exchange Department         (212) 815-6213                    Tender & Exchange Department
       P.O. Box 11248                                                        101 Barclay Street
   Church Street Station                                               Receive and Deliver Department
New York, New York 10286-1248                                             New York, New York 10286

                                   Confirm by Telephone:
                                      (800) 507-9357


Questions and requests for assistance or for copies of the Offer to Purchase, the Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to Morrow & Co., Inc. (the Information Agent) or Merrill Lynch & Co. (Dealer Manager).

                    ORDER ENTRY PROCEDURES FOR TENDERING
            BOWATER INCORPORATED 8.40% SERIES C PREFERRED STOCK

The offer outlined is eligible for "on-line" order entry and can be accessed via the Bridge System.

To enter instructions to participate in the offer, please follow these steps:

To obtain direct access to the Order Entry Screen - enter OEE in the function field and REO in the select field. The following formatted screen will appear - please fill in the appropriate fields indicated.

                         REORGANIZATION ORDER ENTRY
SECURITY NBR:  070R8                   QTY: (# of shares to be tendered)

PLAN SYMBOL:   X00704

PRICE:  (does not apply)

PRORATION QTY: (does not apply)

ACCT#:  (customer account)                         FC# : ????

CONDITION:     *           CONDITION DATE:  *

P&S:    (does not apply)

TRANSFER ACCT :

CFM QTY:  (repeat # of shares to be tendered)
ORDER READ TO CUST Y/N:   Y

Upon completion of the screen hit ENTER - the system will edit the instruction on-line and highlight any problems with the instruction. Once reviewed and accepted, enter OK in the action field and hit ENTER to input your instruction.

All instructions, once input, can be viewed on OIF.

*The CONDITION and COND DATE fields are to be used when Bowater
Incorporated shares are being deposited and are not currently long in the account. To enter instructions on the condition that the securities are being deposited, enter DEP in the condition field, and the date (MMDDYY) in the con date field.

NOTE: In addition, the above formatted screen can be accessed while reviewing the cashiers memo in the RCI function by entering OE in the action field.

For those offices unable to access the OEE (automated order entry), you may enter a formatted instruction on a Code 18 to wirecall - TND - by filling in a Sell Order like the one shown below.

                          (Blank Sell Order)

    NYSE     RL      ORDER NO.       SYMBOL              SL           SSHRT
     ASE      RC                 ;               ;;                    XOS

                   QUANTITY      SYMBOL DESCRIPTION (PLEASE PRINT)
      ODD
ML           ODL
      LOT

                   PRICE     QUALIFIERS      OTC   FOR   IOC     TRADING INST.
     MONEY                                    --   ---   --- ---
             BER                          ;  DAY   ONE   AON UNSL
     FUNDS

    CMA/      CXI     SI              CTC      TELDING INSTRUCTIONS
     MA/  CM          SSHRT
    CMA               OTS             BAY
  FUNDS
   MKTG   KG          OFFCE   NO    MO    DAY     YR      ACCOUNT NUMBER
  TRNTO   KX   REF                                                     CDX

 B           VERIFY ACCOUNT NUMBER                   CUSTOMER NAME
 O  C    KC
 N   O   KE
 D    R  KF                                           AE NO.       UTRA OFFC
 S     P

OTHER         P&S/MARGIN DATA
    TND         USP         RAP  ;                    MISC.


                           (Completed Sell Order)


    NYSE     RL      ORDER NO.       SYMBOL              SL           SSHRT
     ASE      RC                 ;   x00704       ;;                    XOS

                   QUANTITY      SYMBOL DESCRIPTION (PLEASE PRINT)
      ODD
ML           ODL
      LOT            (NO. of Shares to be Tendered)    070R8

                   PRICE     QUALIFIERS      OTC   FOR   IOC     TRADING INST.
     MONEY                                    --   ---   --- ---
             BER                          ;  DAY   DNR   AON UNSL
     FUNDS

    CMA/      CXI     SI              CTC      TELDING INSTRUCTIONS
     MA/  CM          SSHRT
    CMA               OTS             BAY
  FUNDS
   MKTG   KG          OFFCE  NO.  MO    DAY     YR      ACCOUNT NUMBER
  TRNTO   KX   REF                                                     CDX

 B           VERIFY ACCOUNT NUMBER                   CUSTOMER NAME
 O  C    KC
 N   O   KE
 D    R  KF                                           AE NO.       UTRA OFFC
 S     P

OTHER         P&S/MARGIN DATA
    TND         USP         RAP  ;                    MISC.

                                     NOTES